UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 252-2000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 28, 2012, pursuant to the Mattel, Inc. (“Mattel”) Guidelines Concerning Rule 10b5-1(c) Individual Trading Plans (the “Guidelines”), the following individuals entered into separate individual Rule 10b5-1(c) trading plans (individually, a “Plan,” and collectively, the “Plans”) with a broker to sell shares of Mattel stock acquired upon exercise of employee stock options (the “Options”) or to sell net shares of Mattel stock acquired upon the settlement of deferred restricted stock units. The Options have a ten year term and will expire in 2013, 2015 or 2016. The 685,468 deferred restricted stock units were granted to Robert Eckert, our former Chief Executive Officer, on May 16, 2000 pursuant to the terms of his employment agreement (the “Deferred RSUs”). The first 514,101 Deferred RSUs, less shares to satisfy tax withholding, will be settled on April 1, 2012 and the remaining 171,367 Deferred RSUs, less shares to satisfy tax withholding, will be settled on June 30, 2012. In accordance with Mattel’s Guidelines, the first sales under the Plans may not take place until April 2, 2012, which is at least 30 days after the date each executive adopted his or her Plan:

Name of Executive or Director	Title	Number of Shares in Plan	Option Expiration Date	Date of Adoption of Plan	Plan Termination Date

Ellen Brothers	Executive Vice President, Mattel, Inc. and President, American Girl	25,000	7/31/2013	2/28/2012	11/21/2012

Geoff Massingberd	Executive Vice President, International	15,000 34,000 17,000	5/19/2015 8/1/2015 8/1/2016	2/28/2012	2/28/2013

Bryan Stockton	Chief Executive Officer	75,000	7/31/2013	2/28/2012	2/1/2013

Robert Eckert	Director	Net shares of Deferred RSUs	N/A	2/28/2012	9/28/2012

The transactions under each Plan will be disclosed publicly in accordance with the requirements of Form 144 and Form 4 filings with the Securities and Exchange Commission. Each Plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with Mattel’s Guidelines.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can gradually diversify their investment portfolios over an extended period of time and better manage the exercise of stock options or the sale of shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: March 2, 2012	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary